UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017 (April 18, 2017)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2017 (“Closing Date”), pursuant to a Securities Purchase Agreement (“Purchase Agreement”), Reed’s Inc., a Delaware corporation (“Reed’s” or the “Company”) sold and issued a secured convertible subordinated non-redeemable note in the principal amount of $3,400,000 (“Note”) and a warrant to purchase 1,416,667 shares of common stock (“Warrant Shares”) to Raptor/Harbor Reeds SPV LLC (“Purchaser”). The Note bears interest at a rate of 12% per annum, compounded monthly on a 360-day year/ 30-day month basis. The Note is secured by a second priority security interest in the Company’s assets, which is subordinate to the first priority security interest of PMC Financial Services Group, LLC (“PMC”). The Note matures on the two-year anniversary of the Closing date and may not be prepaid. After 180 days, the Note may be converted, at any time and from time to time, into 1,133,333 shares of common stock of the Company (“Conversion Shares”). The Warrant will expire on the fifth (5th) anniversary of the Closing Date and have an exercise price equal to $4.00. The Warrant will not be exercisable until 180 days after the Closing date. The Note and Warrant contain customary anti-dilution provisions and the Conversion Shares and Warrant Shares are subject to a registration rights agreement. The investor was granted a right to participate in future financing transactions of the Company for a term of two years.

The Company intends to use the net proceeds from the offering of approximately $3,240,000 for working capital and general corporate purposes. Wunderlich Securities, the Company’s placement agent, received a fee of $160,000 for placement agency services.

As a condition to PMC’s approval of the transaction and Purchaser’s subordinated security interest, on April 21, 2017, Reed’s and PMC entered into Amendment Number Fifteen to Amended and Restated Loan and Security Agreement changing the Revolving Loan Maturity Date, Term Loan Maturity Date, Cap Ex Loan Maturity Date and Term Loan B Maturity Date from January 1, 2019, to October 21, 2018.

On April 19, 2016, three accredited investors that are party to that certain Securities Purchase Agreement dated May 26, 2016 and hold participation rights in the Company’s financing transactions agreed to waive their participation rights with regard to the April 24, 2017 financing. In consideration, these investors’ participation rights, expiring in May 2017, were extended for a period of two years. In addition, the Company increased the terms of their outstanding warrants by one year and reduced the exercise price from $4.25 to $3.00 and issued five-year warrants to purchase an aggregate of 210,111 shares of common stock at the exercise price of $3.00 to these investors. The newly issued warrants contain customary anti-dilution provisions.

The Company issued a press release on April 24, 2017, announcing the financing transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listed Rule or Standard; Transfer of Listing.

On March 31, 2017, Reed’s filed a Notification of Late Filing on Form 12b-25 indicating that the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”) would be delayed. The Company was not able to file the Form 10-K within the 15-day extension period. As anticipated, on April 18, 2016, the Company received a letter (the “Deficiency Letter”) from the NYSE MKT LLC (the “NYSE MKT”) indicating that the Company was not in compliance with the filing requirements for continued listing under Sections 134 and 1101 of the NYSE MKT Company Guide as a result of the Company’s delay in filing the Form 10-K. The Company is filing the Form 10-K on April 24, 2017 and expecting to regain compliance on this specific matter.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities issued in the financing transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act. The securities issued to the May 26, 2016 financing participants are exempt from registration pursuant to the provisions Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2017, Chris Reed resigned from his position as Chief Executive Officer of Reed’s, effective immediately. Concurrently, Mr. Reed was appointed as Chief Innovation Officer. Mr. Reed will continue to serve as non-independent director of Reed’s Board of Directors.

On April 19, 2017, Stefan Freeman, one of the Company’s independent directors, was appointed as interim Chief Executive Officer of Reed’s.

Mr. Freeman is a strategic and performance focused executive with more than 25 years in sales operations, manufacturing and supply chain operations in beverages and consumer products. Mr. Freeman has worked for the three largest soda companies in the world and was promoted within each company. From 2011 through 2014, Mr. Freeman was the Regional Vice President of Manufacturing for Coca-Cola Refreshments, managing eight manufacturing plants located throughout Southern California, Arizona and Hawaii. These plants produced 231 million cases with revenues in excess of $500 million annually. In 2014 Mr. Freeman was promoted from within Coca-Cola Refreshments to Vice President of Fleet Operations in Atlanta, Georgia where he managed one of the five largest fleet operations in North America through April 2016. Prior to working for Coca-Cola, Mr. Freeman was Director of Supply Chain for Dean Foods’ Pacific Coast Group, managing nine production facilities with responsibility for a $155 million annual operating budget. Other prior positions include Director of Sales Operations for Dr. Pepper Snapple Group and Supply Chain Manager and Plant Manager for Pepsi-Cola Bottling Group. Mr. Freeman holds a Bachelor’s of Science in mechanical engineering from Tuskegee University and is an active member of the Cisco Systems Global Manufacturing Advisory Board.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K ("Form 8-K") contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company's ability to manage growth; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this Form 8-K are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. The statements in this Form 8-K are made as of the date hereof, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant 2017-1 Warrant
4.2	Form of 2017-2 Warrant
4.3	Form of Subordinated Convertible Non-Redeemable Secured Promissory Note dated April 21, 2017
10.1	Securities Purchase Agreement by and between Reed’s Inc. and Raptor/Harbor Reeds SPV LLC dated April 21, 2017
10.2	Second Lien Security Agreement by and between Reed’s Inc. and Raptor/Harbor Reeds SPV LLC dated April 21, 2017
10.3	Form of Registration Rights Agreement by and between Reed’s Inc. and Raptor/Harbor Reeds SPV LLC dated April 21, 2017
10.4	Amendment Number Fifteen to Amended and Restated Loan and Security Agreement between Reed’s Inc. and PMC Financial Services Group, LLC dated April 21, 2017
99.1	Press Release dated April 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REED’S, INC.,
a Delaware corporation

Dated: April 24, 2017	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer